UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES ACT OF 1934

Date of Report (Date of earliest event reported):  May 31, 2005

Moscow CableCom Corp.

(Exact name of registrant as specified in its charter)

Commission file number:  0-1460

Delaware	06-0659863
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

590 Madison Avenue, 38th Floor	10022
New York, New York 10022	(Zip Code)
(Address of Principal Executive Offices)

(212) 418-9600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (12 C.F.R. 230.425)

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Soliciting material pursuant to Rule 14a-2 under the Exchange Act (17 C.F.R. 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On July 7, 2005, in connection with the appointment of Andrew M. O’Shea as the Chief Financial Officer and Secretary of Moscow CableCom Corp. (the “Company”), the Company and Mr. O’Shea entered an employment agreement that provides for his employment as Chief Financial Officer and Secretary of the Company (the “Employment Agreement”).  The term of the Employment Agreement is through March 31, 2006, provides for base salary at the rate of $22,000 per month, eligibility for a bonus at the end of 2005 equal to 20% of the annualized salary, one-half of which is guaranteed unless rescinded or adjusted by a unanimous recommendation of the Audit Committee, and the other one-half of which is subject to the achievement of Company and individual goals, and customary benefits.  In addition, he was awarded a stock grant of 7,000 shares of the Common Stock of the Company and an option to acquire 50,000 shares of Common Stock at the fair market price on July 6, 2005, 10,000 shares of which were vested upon grant and an additional 10,000 shares of which vest on the last business day of July, August, September and October, 2005 if Mr. O’Shea remains employed by the Company.  At the termination of the Employment Agreement, Mr. O’Shea will receive eight months of salary and benefits at an annual rate of $225,000.  The Employment Agreement is attached hereto as Exhibit 10.1.

On May 31, 2005, the Company entered a severance agreement with Donald Miller-Jones upon his resignation as the Chief Financial Officer and Secretary of the Company.  In consideration of Mr. Miller-Jones’ agreement to the termination of his employment agreement dated January 13, 2005 and the execution of certain releases, and in consideration of Mr. Miller-Jones being available as a consultant to the Company until November 30, 2005, the Company paid Mr. Miller-Jones the sum of €82,500 and accelerated the vesting of options to purchase 135,455 shares of Common Stock.  The severance agreement is attached hereto as Exhibit 10.2

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On July 7, 2005, the Board of Directors of the Company appointed Andrew M. O’Shea as its Chief Financial Officer and Secretary to fill the vacancy created with the resignation of Donald Miller-Jones, which was effective May 31, 2005. Mr. Miller-Jones’ resignation was previously reported on a Form 8-K filed on April 18, 2005 and was effective on May 31, 2005. Mr. O’Shea, age 47, has been employed by the Company since November 1995, and from December 1999 until January 2005, he served as the Company’s Chief Financial Officer. Since January 2005, he has worked for the Company providing assistance in financial and regulatory reporting, treasury and other administrative functions.

Item. 8.01.  Other Events.

On July 11, 2005, the Company issued a press release announcing the appointment of Mr. O’Shea as the Company’s Chief Financial Officer and Secretary.

Item 9.01.  Financial Statements and Exhibits.

(c) Exhibits.

The following are furnished as Exhibits to this report:

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Exhibit Number	Description of Exhibit

10.1	Employment Agreement dated July 7, 2005 between Moscow CableCom Corp. and Andrew M. O’Shea.
10.2	Severance Agreement between Moscow CableCom Corp. and Donald Miller-Jones.
99.1	Press Release Dated July 11, 2005.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MOSCOW CABLECOM CORP.
(Registrant)

/s/ Andrew M. O’Shea

Name: Andrew M. O’Shea
Title:  Chief Financial Officer and Secretary

Date:  July 13, 2005

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